Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

 OCEAN POWER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	22-2535818 (I.R.S. Employer Identification No.)

1590 Reed Road

Pennington, NJ 08534

(Address and Zip Code of Principal Executive Offices)

OCEAN POWER TECHNOLOGIES, INC.

2015 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Name, Address and Telephone Number of Agent for Service:	Copy of Communications to:
George H. Kirby President and Chief Executive Officer Ocean Power Technologies, Inc. 1590 Reed Road Pennington, NJ 08534 (609) 730-0400	Robert G. Reedy Kevin J. Poli Porter Hedges LLP 1000 Main Street, 36th Floor Houston, Texas 77002-6336 (713) 226-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $.001 per share	400,000	$3.25	$1,308,000	$151

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also registers hereunder an indeterminate number of shares of common stock issuable as a result of the anti-dilution provisions of the Ocean Power Technologies, Inc. 2015 Omnibus Incentive Plan (the “Plan”).

(2)

Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the common stock on the NYSE MKT on October 24, 2016, $3.25. Pursuant to General Instruction E to Form S-8, the registration fee is calculated only with respect to additional securities registered under the Plan.

Statement Under General Instruction E — Registration of Additional Securities

This registration statement registers an additional 400,000 shares of the common stock of Ocean Power Technologies, Inc. related to the 2015 Omnibus Incentive Plan, which are the same class as other securities for which a registration statement on Form S-8, File No. 333-208522 (the “Prior Registration Statement”), has been previously filed. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement is hereby incorporated by reference.

Item 8. Exhibits

Exhibit No.	Description

4.1	Ocean Power Technologies, Inc. 2015 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8, File No. 333-208522, filed with the SEC on December 14, 2015).

4.2	First Amendment to the 2015 Omnibus Incentive Plan (incorporated herein by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on September 2, 2016).

*5.1	Opinion of Porter Hedges LLP with respect to the legality of the securities.

*23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

*23.2	Consent of Porter Hedges LLP (included in Exhibit5.1).

*24.1	Power of Attorney (included on signature page of this registration statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Hopewell, State of New Jersey, on this 28th day of October, 2016.

OCEAN POWER TECHNOLOGIES, INC.

By:	/s/ George H. Kirby
George H. Kirby
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George H. Kirby and Matthew T. Shafer, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George H. Kirby	President, Chief Executive Officer and Director	October 28, 2016
George H. Kirby	(Principal Executive Officer)

/s/ Matthew T. Shafer	Chief Financial Officer and Treasurer	October 28, 2016
Matthew T. Shafer	(Principal Financial Officer and Principal Accounting Officer)

/s/ Terence J. Cryan	Chairman of the Board	October 28, 2016
Terence J. Cryan

/s/ Dean J. Glover	Vice Chairman of the Board	October 28, 2016
Dean J. Glover

/s/ Robert J. Burger	Director	October 28, 2016
Robert J. Burger

/s/ Steven M. Fludder	Director	October 28, 2016
Steven M. Fludder

/s/ Robert K. Winters	Director	October 28, 2016
Robert K. Winters

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Ocean Power Technologies, Inc. 2015 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8, File No. 333-208522, filed with the SEC on December 14, 2015).

4.2	First Amendment to the 2015 Omnibus Incentive Plan (incorporated herein by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on September 2, 2016).

*5.1	Opinion of Porter Hedges LLP with respect to the legality of the securities.

*23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

*23.2	Consent of Porter Hedges LLP (included in Exhibit5.1).

*24.1	Power of Attorney (included on signature page of this registration statement).

*	Filed herewith.